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                                   EXHIBIT 5
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                                 June 11, 1996



                                                                         ODE 2.1


Odetics, Inc.
1515 South Manchester Avenue
Anaheim, CA 92802-2907
Attn:  Chief Financial Officer

     Re:   Registration Statement on Form S-8
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Gentlemen:

     We have acted as counsel for Odetics, Inc. (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), in connection with the registration of an aggregate of up to 1,002,230 shares of the Company's Class A Common Stock, $.10 par value (the "Common Stock"), issuable under the Company's 1994 Long-Term Incentive Equity Plan and its Amended and Restated Outside Director Stock Option Plan (collectively, the "Plans").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plans and of such other documents, corporate records, certificates of public officials and other instruments relating to the adoption and implementation of the Plans as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.





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Odetics, Inc.
June 11, 1996
Page 2


     Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable upon exercise of stock options granted pursuant to the Plans are duly authorized and, when issued in accordance with the Plans, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm.

                                         Very truly yours,

                                         /s/Troy & Gould
                                         ---------------
                                         Troy & Gould
                                         Professional Corporation